Filed Pursuant to Rule 433

Registration Nos.333-264933

and 333-264933-01

Sole Bookrunner: Barclays(str)

Co-Managers: Bank of Montreal, Scotia Bank, TD Bank, Wells Fargo

-ANTICIPATED CAPITAL STRUCTURE-

CLS TOTAL($mm) WAL S&P/F E.FINAL L.FINAL BMARK SPRD YLD(%) CPN(%) PRICE(%)

=================================================================================

A 500.00 2.97 AAA/AAA 4/15/2026 2/15/2029 ICUR +85 4.77 4.72 99.99007

-TRANSACTION DETAILS-

Offered Size : $500Mm

Registration : SEC-REG

ERISA Eligible : Yes

EU RR : No

Expected Settlement : 4/25/2023

First Payment : 6/15/2023

Min Denoms : $100k x $1k

Expected Ratings : S&P / Fitch

Bloomberg Ticker : DROCK 2023-1

-MARKETING MATERIALS-

Preliminary Prospectus : Attached

Ratings FWP : Attached

The issuer has filed a registration statement (including a prospectus) with the u.s. Securities and exchange commission (sec) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents that the issuer has filed with the sec, for more complete information about the issuer and this offering. You may get these documents for free by searching the sec online database (edgar) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays capital inc. By calling 1-888-603-5847.